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© Copyright 2007 Bruker BioSciences. All Rights Reserved. 1 The planned combined Bruker Corporation (BRKR) Bruker BioSciences Corp. (NASDAQ: BRKR) & the private Bruker BioSpin Group (BBIO) Investor Presentation Frank H. Laukien, Chief Executive Officer William J. Knight, Chief Financial Officer December 2007

© Copyright 2007 Bruker BioSciences. All Rights Reserved. 2 Bruker BioSciences Corporation Announces Agreement to Acquire the Bruker BioSpin Group for $914 Million in Cash and Stock ADDITIONAL INFORMATION AND WHERE TO FIND IT THE TRANSACTIONS DESCRIBED IN THIS ANNOUNCEMENT HAVE NOT YET BEEN CONSUMMATED. BRUKER BIOSCIENCES AND ITS EXECUTIVE OFFICERS MAY BE DEEMED TO BE PARTICIPANTS IN THE SOLICITATION OF PROXIES FOR THE BRUKER BIOSCIENCES MEETING OF STOCKHOLDERS HELD TO APPROVE, AMONG OTHER THINGS, THE ISSUANCE OF SHARES IN THE TRANSACTION. BRUKER BIOSCIENCES HAS FILED A PRELIMINARY PROXY STATEMENT WITH THE SEC AND INTENDS TO FILE A DEFINITIVE PROXY STATEMENT. STOCKHOLDERS OF BRUKER BIOSCIENCES SHOULD READ THIS PROXY STATEMENT CAREFULLY WHEN IT BECOMES AVAILABLE AS IT WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED ACQUISITION. THE DEFINITIVE PROXY STATEMENT WILL BE MAILED TO ALL STOCKHOLDERS AS OF A RECORD DATE TO BE ESTABLISHED FOR VOTING AT THE BRKR STOCKHOLDER MEETING. STOCKHOLDERS WILL ALSO BE ABLE TO OBTAIN A COPY OF THE DEFINITIVE PROXY STATEMENT, WITHOUT CHARGE, WHEN IT IS FILED ON THE SEC'S WEB SITE AT http://www.sec.gov OR BY DIRECTING A REQUEST TO BRUKER BIOSCIENCES, 40 MANNING ROAD, BILLERICA, MA 01821, ATTN: INVESTOR RELATIONS, TEL. +1 (978) 663-3660, EXT. 1411.

© Copyright 2007 Bruker BioSciences. All Rights Reserved. 3 BRKR Safe Harbor Statement Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. Any forward-looking statements contained herein are based on current expectations, but are subject to a number of risks and uncertainties. The factors that could cause actual future results to differ materially from current expectations include, but are not limited to, risks and uncertainties relating to the integration of businesses we have acquired or may acquire in the future, changing technologies, product development and market acceptance of our products, the cost and pricing of our products, manufacturing, competition, dependence on collaborative partners and key suppliers, capital spending and government funding policies, changes in governmental regulations, intellectual property rights, litigation, and exposure to foreign currency fluctuations. These and other factors are identified and described in more detail in our filings with the SEC, including, without limitation, our annual report on Form 10-K for the year ended December 31, 2006, our most recent quarterly reports on Form 10-Q and our current reports on Form 8-K. We disclaim any intent or obligation to update these forward-looking statements other than as required by law. NOTE: Additional risk factors may be disclosed in the upcoming proxy statement filing

© Copyright 2007 Bruker BioSciences. All Rights Reserved. 4 Presentation Overview • Transaction Overview and Rationale • Bruker BioSpin Highlights • Planned Combined Bruker Corporation: Today & Tomorrow Note: This transaction is subject to BRKR shareholder approval, customary regulatory approvals and the completion of financing, and is expected to close in early 2008.

© Copyright 2007 Bruker BioSciences. All Rights Reserved. 5 Transaction Overview and Rationale 1) Expected to Create a Fast-Growing, High-Performance Leader • A combined Bruker Corporation (BRKR) is expected to be close to a $1 Billion revenue company in 2008, providing high-performance scientific instrumentation and analytical solutions for life sciences, materials research, homeland security, applied and industrial markets 2) Broader Marketing Footprint & Complementary Technologies • Enhanced global distribution and customer support • Increased brand leverage, cross-selling and integrated systems development opportunities • Complementary NMR & MS Technologies 3) Anticipated Positive Financial Impact • Improved operating and net income margins, strong cash flows • Strongly accretive to US GAAP EPS in Q2-08 and beyond

© Copyright 2007 Bruker BioSciences. All Rights Reserved. 6 Transaction Overview and Rationale 4) Opportunities for synergistic value creation • Leverage global marketing, sales & support, operational and financial synergies for growth • Combined strategic initiative in clinical research systems, molecular diagnostics research and molecular imaging 5) Fixed Purchase Price: $388M cash plus 57.5M BRKR Shares • Agreements negotiated by Special Committee (SC) of independent BRKR directors, advised by Bear Stearns and Dewey & LeBoeuf • Cash portion: $388M (42.5% of purchase price) • BRKR stock portion: 57.5M shares valued at $526M* (57.5%) • Transaction requires approvals by BRKR shareholders, and approval by majority of non-affiliated BRKR shareholders * valued at $9.14 per BRKR share, the trailing 10-day average share closing price two trading days before definitive agreements were signed

© Copyright 2007 Bruker BioSciences. All Rights Reserved. 7 Transaction Overview and Rationale 6) Acquisition Financing • New $380M 5-year senior credit facility to fund cash portion of the purchase price with JPMorgan and CitiBank as underwriters • Multi-currency borrowings in USD, EUR and CHF available, initially at applicable LIBOR + 100 bps (initial debt/EBITDA = 2.4x) • $230M Revolver and $150M Term Loan 7) US GAAP Accounting for Companies Under Common Control • No goodwill or intangibles will be created • Restated historical combined US GAAP financials for all future SEC filings after Closing of transaction • All acquisition costs will be expensed as incurred

Bruker BioSpin Highlights
Introduction and Overview



- Bruker founded in 1960 in Germany by Professor Guenther R. Laukien (in picture)
- Bruker BioSpin is the global market and technology leader in life science analytical instruments based on Magnetic Resonance including NMR, animal MRI and EPR
- Bruker BioSpin is the leading manufacturer of superconducting magnets for NMR, animal MRI
- Bruker BioSpin's superconducting wire business includes supercon wire for NMR, MRI and FTMS magnets, as well as novel HTS conductors for emerging applications
- Strong financial performance and cash flow

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© Copyright 2007 Bruker BioSciences. All Rights Reserved.
Bruker BioSciences

© Copyright 2007 Bruker BioSciences. All Rights Reserved. 9 Bruker BioSpin Highlights Technology Platforms • NMR – Determination and quantification of molecular structure and function based on intra-molecular environment • MRI – Morphological, functional and molecular imaging for animal and translational MRI research • EPR – Molecular structure determination based on species that have unpaired electrons, free radicals • Superconducting Magnets – for NMR, EPR, research MRI, FTMS, accelerator projects • EAS, EHTS – Advanced low-temperature and high-temperature superconductor (HTS) technologies EHTS NMR EPR MRI EAS Magnets

Bruker BioSpin Highlights
NMR: Nuclear Magnetic Resonance

Customers:

- Academia & Industry
- Pharmaceutical and BioPharma

Applications:

- Organic chemistry (structure elucidation)
- Inorganic Chemistry
- Protein Structures
- Structure-Activity relationships



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© Copyright 2007 Bruker BioSciences. All Rights Reserved.
Bruker BioSciences

© Copyright 2007 Bruker BioSciences. All Rights Reserved. 11 Bruker BioSpin Highlights MRI: Magnetic Resonance Imaging Customers: • Academia • Research Hospitals • Pharmaceutical Industry Applications: • Preclinical studies on small animals • Drug development • Animal anatomy • Molecular Imaging

© Copyright 2007 Bruker BioSciences. All Rights Reserved. 12 Bruker BioSpin Highlights EPR: Electron Paramagnetic Resonance Customers: • Academia • Government Labs • Industry Applications: • Spin Labels (structure elucidation) • Inorganic chemistry • Materials sciences

© Copyright 2007 Bruker BioSciences. All Rights Reserved. 13 Bruker BioSpin Highlights Superconducting Magnet Technology In-house Superconducting Magnet Production and R&D capabilities for NMR, EPR, MRI, FTMS Laboratory Magnets of utmost strategic value for any magnetic resonance business

© Copyright 2007 Bruker BioSciences. All Rights Reserved. 14 Bruker BioSpin Highlights Superconducting Wire Technology • Advanced low-temperature superconducting wires for clinical MRI magnets, NMR magnets, FTMS magnets, as well as for magnets used in major accelerators or international research facilities, such as the ITER nuclear fusion project • High-temperature superconductors (HTS) with applications in next-generation magnet technologies, energy storage and power-grid stabilization, as well as advanced HTS industrial motors and generators

© Copyright 2007 Bruker BioSciences. All Rights Reserved. 15 The planned combined Bruker Corporation: Today & Tomorrow • Commitment to innovation and growth • Leading market position in key segments • Attractive and diversified markets • Significant synergies in growing markets • Strong Bruker brand recognition among customers • Positioned for further margin improvement and accelerating cash flow

Bruker Corporation: History and Planned Combination in 2008

1960	Bruker was founded in 1960 with NMR products
1974	First Bruker FT-IR developed internally, basis for Bruker Optics
1980	Bruker acquires/develops mass spec business, later called Bruker Daltonics
1997	Bruker acquires analytical X-ray business from Siemens, named Bruker AXS
2000	Bruker Daltonics IPO
2001	Bruker AXS IPO
2003	Merger of Bruker Daltonics and Bruker AXS into Bruker BioSciences (BRKR)
2006	Bruker BioSciences acquires Bruker Optics
Today	Public Bruker BioSciences (BRKR) and private Bruker BioSpin (BBIO)
2008	**Bruker BioSciences + Bruker BioSpin → Bruker Corporation**

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© Copyright 2007 Bruker BioSciences. All Rights Reserved.
Bruker BioSciences

© Copyright 2007 Bruker BioSciences. All Rights Reserved. 17 Planned Bruker Corporation (BRKR): a Global ‘Critical Mass’ Life Science Research and Analytical Solutions Company Other Significant R&D and Production Sites Direct Sales Offices Major DE, CH & FR R&D and Production Sites Many additional distributors around the world Headquarters

© Copyright 2007 Bruker BioSciences. All Rights Reserved. 18 Complementary Capabilities for Future Growth Markets • Organic and inorganic chemistry • Expression proteomics and structural biology • Pharma/biotech drug discovery and development • Biomarker discovery, clinical proteomics and molecular diagnostics research • Molecular imaging research in pathology and oncology • Microorganism identification and infectious disease research • Advanced materials research and nanotechnology • Pharmaceutical process analysis technology and ‘pharma forensics’ • Applied food, beverage and agricultural analysis • CBRN Detection for homeland security and defense

© Copyright 2007 Bruker BioSciences. All Rights Reserved. 19 Synergistic Opportunities for Additional Value Creation Between BRKR & BBIO Leverage Global Marketing, Sales & Support Synergies for Growth • Combined metabolomics, small molecule biomarker and applied analysis solutions • Combined 3D molecular structure & function solutions • Global, integrated customer relationship management Combined Strategic Initiative in Clinical Research Systems and Molecular Diagnostics Research • Combine NMR, MS and optical clinical research systems into new focused molecular diagnostics division Operational and Financial Synergies • Strengthened financial, treasury, tax and internal audit teams • Operational efficiencies in IT, ERP/MRP, production and logistics

© Copyright 2007 Bruker BioSciences. All Rights Reserved. 20 Pro Forma BRKR and BBIO Combined Revenue ($’s in millions) $357.0 $487.3 $811.8 $372.3 $445.2 $787.8 $435.8 $447.0 $850.5 $363.8 $351.9 $689.4 $0.0 $100.0 $200.0 $300.0 $400.0 $500.0 $600.0 $700.0 $800.0 $900.0 2004 2005 2006 YTD Q1-Q3 2007 BRKR (including related party revenue) BBIO (including related party revenue) Pro forma combined revenue (after eliminations) BBIO year-over-year revenue growth for 2005, 2006 and 2007 was (9)%, 0% and 12%, respectively

© Copyright 2007 Bruker BioSciences. All Rights Reserved. 21 Pro Forma BRKR and BBIO Combined Operating Income ($’s in millions) $6.6 $42.2 $48.9 $22.4 $93.8 $116.1 $30.7 $76.7 $107.0 $26.2 $48.9 $74.4 $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 2004 2005 2006 YTD Q1-Q3 2007 BRKR (includes operating income from related party BBIO (includes operating income from related party transactions) Pro forma combined operating income (after elim inations) Percentage of BBIO revenue 8.7% 21.1% 17.2% 13.9% During 2004, the Bruker BioSpin Group recorded a pre-tax charge against operating income of $28.5 million to cover litigation expenses and probable liabilities associated with alleged patent infringement litigation by a competitor against the Bruker BioSpin Group. The related accrual was included in long-term other liabilities on the condensed consolidated balance sheet as of December 31, 2004. During 2005, a favorable settlement agreement was signed for various magnet patent litigation cases, which released the Bruker BioSpin Group from any infringement liabilities and, as a result, a pre-tax amount of $25.8 million of this liability was reversed, and this contributed positively to operating income in 2005. Excluding the BBIO patent litigation charges in 2004 and reversal in 2005, BBIO non-GAAP operating income would have been $70.7M in 2004 and $68.0M in 2005.

© Copyright 2007 Bruker BioSciences. All Rights Reserved. 22 Pro Forma BRKR and BBIO Combined EBITDA ($’s in millions) $26.2 $73.5 $99.8 $43.0 $120.8 $163.7 $59.4 $103.9 $162.9 $42.8 $67.8 $109.9 $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 $160.0 $180.0 2004 2005 2006 YTD Q1-Q3 2007 BRKR (including operating income from related party transactions) BBIO (including operating income from related party transactions) Pro forma combined EBITDA (after eliminations) Percentage of BBIO revenue 15.1% 27.1% 23.2% 19.3% During 2004, the Bruker BioSpin Group recorded a pre-tax charge against operating income of $28.5 million to cover litigation expenses and probable liabilities associated with alleged patent infringement litigation by a competitor against the Bruker BioSpin Group. The related accrual was included in long-term other liabilities on the condensed consolidated balance sheet as of December 31, 2004. During 2005, a favorable settlement agreement was signed for various magnet patent litigation cases, which released the Bruker BioSpin Group from any infringement liabilities and, as a result, a pre-tax amount of $25.8 million of this liability was reversed, and this contributed positively to operating income in 2005.

© Copyright 2007 Bruker BioSciences. All Rights Reserved. 23 Pro Forma BRKR and BBIO Non-GAAP Combined EBITDA (excludes BBIO litigation expenses in 2004 & reversal in 2005) $26.2 $102.0 $128.3 $43.0 $95.0 $137.9 $59.4 $103.9 $162.9 $42.8 $67.8 $109.9 $0.0 $20.0 $40.0 $60.0 $80.0 $100.0 $120.0 $140.0 $160.0 $180.0 2004 2005 2006 YTD Q1-Q3 2007 20.9% 21.3% 23.2% 19.3% BRKR (including operating income from related party transactions) BBIO (including operating income from related party transactions) Pro forma combined EBITDA (after eliminations) Percentage of BBIO revenue During 2004, the Bruker BioSpin Group recorded a pre-tax charge against operating income of $28.5 million to cover litigation expenses and probable liabilities associated with alleged patent infringement litigation by a competitor against the Bruker BioSpin Group. The related accrual was included in long-term other liabilities on the condensed consolidated balance sheet as of December 31, 2004. During 2005, a favorable settlement agreement was signed for various magnet patent litigation cases, which released the Bruker BioSpin Group from any infringement liabilities and, as a result, a pre-tax amount of $25.8 million of this liability was reversed, and this contributed positively to operating income in 2005. This non-GAAP presentation is intended to help gain understanding of the core business and is consistent with how management views the Company. ($ in millions)

© Copyright 2007 Bruker BioSciences. All Rights Reserved. 24 Pro Forma BRKR and BBIO Combined Net Income ($’s in millions, except EPS) ($3.9) $23.7 $3.4 $9.7 $75.2 $68.3 $18.5 $56.6 $58.3 $17.5 $43.5 $48.4 ($10.0) $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 $70.0 $80.0 2004 2005 2006 YTD Q1-Q3 2007 BRKR (including net income from related party trans actions) BBIO (including net income from related party transactions ) Pro forma combined net income (after eliminations ) Pro forma combined EPS $0.02 $0.43 $0.36 $0.30 $0.18 $0.16 $0.10 ($0.04) Estimated after tax effect of 2004 patent litigat ion charge and 2005 reversal was a decrease of $0.12 per share in 2004 and an increase of $0.12 per share in 2005.

© Copyright 2007 Bruker BioSciences. All Rights Reserved. 25 Pro Forma BRKR and BBIO Combined Adjusted Non-GAAP Net Income (excludes after-tax effects of BBIO patent litigation 2004 charges and 2005 reversal) ($’s in millions, except EPS) ($3.9) $42.7 $22.4 $9.7 $56.2 $49.3 $18.5 $56.6 $58.3 $17.5 $43.5 $48.4 ($10.0) $0.0 $10.0 $20.0 $30.0 $40.0 $50.0 $60.0 2004 2005 2006 YTD Q1-Q3 2007 $0.14 $0.31 $0.36 $0.30 BRKR (including net income from related party transactions) BBIO (including net income from related party transactions) Pro forma combined adjusted non-GAAP net income (after eliminations) Combined adjusted non-GAAP EPS $0.18 $0.16 ($0.04) $0.10

© Copyright 2007 Bruker BioSciences. All Rights Reserved. 26 Pro Forma BRKR and BBIO Combined Balance Sheet as of September 30, 2007 ($’s in thousands) ASSETS Current assets: Cash and cash equivalents 193,723 $ Short-term investments and restricted cash 12,794 Accounts receivable, net 155,870 Due from affiliated companies - Note receivable from affiliate - Inventories 473,689 Other current assets 55,139 Total current assets 891,215 Property, plant and equipment, net 203,419 Intangibles and other assets 65,727 Total assets 1,160,361 $ LIABILITIES AND SHAREHOLDERS' EQUITY Current liabilities: Short-term borrowings 28,346 $ Accounts payable 55,400 Due to affiliated companies - Customer deposits 235,957 Other current liabilities 204,012 Total current liabilities 523,715 Long-term debt 371,705 Other long-term liabilities 82,771 Minority interest - Stockholders equity: Common stock 1,622 Treasury stock - Additional paid-in capital (187,441) Retained earnings (accumulated deficit) 240,339 Accumulated other comprehensive income 127,650 Total shareholders' equity 182,170 Total liabilities and shareholders' equity 1,160,361 $ Cash & Debt (pro forma including M&A senior credit facility debt): Total cash 193,723 $ Total debt 400,051 Total net debt 206,328 Debt leverage ratios: Total debt / LTM EBITDA 2.2 Total net debt / LTM EBITDA 1.2

© Copyright 2007 Bruker BioSciences. All Rights Reserved. 27 Financial Goals of planned Bruker Corporation for 2008 and Medium-Term (3-4 Years) • Revenue Growth: 2008 goal: >8% growth • Medium term goal: >10% growth • mostly organic growth, selective acquisitions • Gross Margin: 2008 goal: >46% GM • Medium term goal: 50-100 bps improvement per year towards 48-49% GM • RTC/P higher margin new products • Higher margin after-market revenues • More integrated, complete solutions • Operating Income Margin: 2008 goal: >12% (excluding transaction expenses) • Medium term goal: 100-150 bps improvement per year towards 15-17% • Gross margin improvements • Significant expense leverage opportunity • Net Income Margin: 2008 goal: >9% (excluding transaction expenses) • Medium term goal: 100-150 bps improvement per year towards 11-13% • Continued reduction in effective tax rate • Balance sheet, cash flow: • Increasing Inventory Turns, Reduced Working Capital Ratios • Accelerating operating and free cash flow • Rapid debt reduction

© Copyright 2007 Bruker BioSciences. All Rights Reserved. 28 www.bruker.com